                                                                    Exhibit 11.1

                                                                      HEALTHGATE DATA CORP.

                                                                          LOSS PER SHARE

                                                                   THREE MONTHS ENDED JUNE 30,

                                                                  2000                     1999
                                                                  ----                     ----
Computation of loss per share:

Net loss                                                         $ (11,423,746)    $  (3,247,907)

Net loss attributable to common stockholders                     $ (11,423,746)    $ (11,148,424)

Shares used in computing basic and diluted net loss per
share attributable to common stockholders                           17,851,766         4,558,824

Basic and diluted net loss per share                             $       (0.64)    $       (2.45)
                                                                 ==============    ==============

Shares used in computing proforma basic and diluted
net loss per share                                                           -        11,615,847

Proforma basic and diluted net loss per share                    $           -     $       (0.28)
                                                                 ==============    ==============


This schedule contains summary financial information extracted from Form 10-Q and is qualified in its entirety to such financial statements.




                                                                      HEALTHGATE DATA CORP.

                                                                          LOSS PER SHARE

                                                                     SIX MONTHS ENDED JUNE 30,
                                                                  2000                     1999
                                                                  ----                     ----
Computation of loss per share:

Net loss                                                         $ (20,779,263)    $  (4,950,100)

Net loss attributable to common stockholders                     $ (20,885,449)    $ (12,999,324)

Shares used in computing basic and diluted net loss per
share attributable to common stockholders                           15,615,656         4,553,717

Basic and diluted net loss per share                             $       (1.34)    $       (2.85)
                                                                 ==============    ==============

Shares used in computing proforma basic and diluted
net loss per share                                                  16,898,333        10,411,651

Proforma basic and diluted net loss per share                    $       (1.23)    $       (0.48)
                                                                 ==============    ==============


This schedule contains summary financial information extracted from Form 10-Q and is qualified in its entirety to such financial statements.